       As filed with the Securities and Exchange Commission on January 20, 1999
                                               Registration No. 333-___________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   GENUS, INC.
             (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                           94-2790804
         ----------                                           ----------
      (State of other                                      (I.R.S. Employer
      jurisdiction of                                    Identification No.)
      incorporation or
       organization)

                               1139 Karlstad Drive
                               Sunnyvale, CA 94086
                 (Address of Principal Executive Offices, Zip Code)

                             -----------------------

                        1989 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             -----------------------

                               William W. R. Elder
                                  President and
                             Chief Executive Officer

                                   GENUS, INC.
                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
                                  (408) 747-7120
(Name, address, and telephone number, including area code, of agent for service)

                             -----------------------

                                     COPY TO:

                              Mario M. Rosati, Esq.
                         Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                                650 Page Mill Road
                               Palo Alto, CA 94304
                                 (415) 493-9300

---------------------------------------------------------------------------------------------------------------------------------
                                                  Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
  Title of Securities to be                             Proposed Maximum Offering      Proposed Maximum              Amount of
         Registered           Amount to be Registered      Price Per Share (1)    Aggregate Offering Price (1)   Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par                 300,000                   $1.09                    $327,000.00                  $91.00
 value, to be issued under
 the 1989 Employee Stock
 Purchase Plan
---------------------------------------------------------------------------------------------------------------------------------
            TOTAL                     300,000                   $1.09                    $327,000.00                  $91.00
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Common Stock as reported in the NASDAQ National Market System on January 15, 1999. (Note that pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.)

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.


     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 33-28394, 33-38657, 33-56192 and 333-29999, in connection with the 1989 Employee Stock Purchase Plan (the
"Plan").   This Registration Statement registers additional shares of the
Registrant's Common Stock to be issued pursuant to the Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 16, 1998, as amended April 28, 1998.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, as filed pursuant to Section 13(a) of the Exchange Act on May 14, 1998.

     3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 as filed pursuant to Section 13(a) of the Exchange Act on August 14, 1998, as amended October 20, 1998 and November 16, 1998.

     4. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 as filed pursuant to Section 13(a) of the Exchange Act on November 16, 1998.

     5.   The Registrant's Current Report on Form 8-K as filed pursuant to
          Section 13(a) of the Exchange Act on February 17, 1998.

     6.   The Registrant's Current Report on Form 8-K as filed pursuant to
          Section 13(a) of the Exchange Act on April 24, 1998, as amended May 7, 1998.

     7.   The Registrant's Current Report on Form 8-K as filed pursuant to
          Section 13(a) of the Exchange Act on August 5, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.   EXHIBITS.

     NUMBER                             DOCUMENT
---------------------------------------------------------------------------------
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.

     23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2      Consent of counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page 4).

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 19th day of January 1999.

                                  GENUS, INC.


                                  By:   /s/ William W. R. Elder
                                        --------------------------------------
                                        WILLIAM W. R. ELDER
                                        President and Chief Executive Officer


                                  POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Schwanda and William W.
R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                       Title                   Date
-----------------------------    --------------------------   ----------------
 /s/ William W. R. Elder         President, Chief Executive   January 19, 1999
-----------------------------    Officer and Chairman of
 WILLIAM W. R. ELDER             the Board (Principal
                                 Executive Officer)

 /s/ Ken Schwanda                Vice President of Finance    January 19, 1999
-----------------------------    (Principal Financial and
 KEN SCHWANDA                    Accounting Officer)

 /s/ G. Frederick Forsyth        Director                     January 19, 1999
-----------------------------
 G. FREDERICK FORSYTH

 /s/ Todd S. Myhre               Director                     January 19, 1999
-----------------------------
 TODD S. MYHRE

 /s/ Mario M. Rosati             Director                     January 19, 1999
-----------------------------
 MARIO M. ROSATI